Exhibit 99.1

ARCH CAPITAL GROUP LTD. APPOINTS

ERIC DOPPSTADT, YIORGOS LILLIKAS AND BRIAN POSNER

TO BOARD OF DIRECTORS

HAMILTON, BERMUDA, NOVEMBER 4, 2010 — Arch Capital Group Ltd. [NASDAQ: ACGL] today announced that Eric Doppstadt, Yiorgos Lillikas and Brian Posner have been appointed to the Company’s Board of Directors.  The Company also announced that Sean Carney, who was appointed as a Director in July 2003, resigned from the Board.

Mr. Doppstadt, 51, serves as Vice President and Chief Investment Officer of The Ford Foundation.  Mr. Doppstadt has been with The Ford Foundation for over 20 years, most recently as Director of Private Equity Investments for the Foundation’s endowment.  Mr. Doppstadt will serve as a member of the Finance and Investment Committee of the Company’s Board.

Mr. Lillikas, 50, is the founder and Chief Executive Officer of BlueTree Consultants, a corporate consulting firm.  Mr. Lillikas has extensive experience in the fields of international and European affairs, having served as the Minister of Foreign Affairs of the Republic of Cyprus (E.U.) and the Minister of Commerce, Industry and Tourism of the Republic of Cyprus.  Mr. Lillikas will serve as a member of the Underwriting Oversight Committee of the Company’s Board.

Mr. Posner, 49,  is the President of Point Rider Group LLC, a consulting and advisory services firm.  Mr. Posner served as the Chief Executive Officer and co-Chief Investment Officer of ClearBridge Advisors, LLC, an asset management company.  Prior to that, Mr. Posner co-founded Hygrove Partners LLC, a private investment fund, and served as a portfolio manager and an analyst at Fidelity Investments and Warburg Pincus Asset Management/Credit Suisse Asset Management.  Mr. Posner will serve as a member of the Audit Committee and the Finance and Investment Committee of the Company’s Board.

Dinos Iordanou, Chairman, President and Chief Executive Officer of the Company, said, “We are extremely pleased to welcome Eric, Yiorgos and Brian to our Board of Directors.  Our Company will benefit from their substantial investment knowledge and international experience.  We also thank Sean for his valuable contributions to our Company over the past seven years and wish him the very best.”

Kewsong Lee, Lead Director and Chairman of the Executive and Nominating Committees, added, “We are very pleased to have our new directors join the Company’s Board and we look forward to working with them in the years to come.”

About Arch Capital Group Ltd.

Arch Capital Group Ltd., a Bermuda-based company with approximately $5.14 billion in capital at September 30, 2010, provides insurance and reinsurance on a worldwide basis through its wholly owned subsidiaries.

Cautionary Note Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This release or any other written or oral statements made by or on behalf of Arch Capital Group Ltd. and its subsidiaries may include forward-looking statements, which reflect our current views with respect to future events and financial performance. All statements other than statements of historical fact included in or incorporated by reference in this release are forward-looking statements.

Forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or their negative or variations or similar terminology. Forward-looking statements involve our current assessment of risks and uncertainties. Actual events and results may differ materially from those expressed or implied in these statements. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: adverse general economic and market conditions; increased competition; pricing and policy term trends; fluctuations in the actions of rating agencies and our ability to maintain and improve our ratings; investment performance; the loss of key personnel; the adequacy of our loss reserves, severity and/or frequency of losses, greater than expected loss ratios and adverse development on claim and/or claim expense liabilities; greater frequency or severity of unpredictable natural and man-made catastrophic events; the impact of acts of terrorism and acts of war; changes in regulations and/or tax laws in the United States or elsewhere; our ability to successfully integrate, establish and maintain operating procedures as well as integrate the businesses we have acquired or may acquire into the existing operations; changes in accounting principles or policies; material differences between actual and expected assessments for guaranty funds and mandatory pooling arrangements; availability and cost to us of reinsurance to manage our gross and net exposures; the failure of others to meet their obligations to us; and other factors identified in our filings with the U.S. Securities and Exchange Commission.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included herein or elsewhere. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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Contact:	Arch Capital Group Ltd.
John C.R. Hele
(441) 278-9250